Exhibit (c)(1)

Project Osprey Presentation to the Board of Directors Confidential / Draft April 13, 2017 PRELIMINARY | SUBJECT TO FURTHER REVIEW AND EVALUATION These materials may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Credit Suisse AG or its Affiliates (hereafter “Credit Suisse”).

Executive summary As part of its ongoing exploration of strategic alternatives, NEWS has engaged in several recent informal conversations on potential strategic combinations; given the current public market valuation Credit Suisse (or “CS”) recommends a thorough evaluation of selected strategic alternatives    Based on current approaches and our market assessment, there are three potential strategic paths for NEWS to consider: 1. Standalone: continue with existing strategy to transition to a capital-light credit asset manager 2. Project Osprey: sale of majority of balance sheet assets with associated management fee and concurrent sale of manager 3. Sale of whole company to a single buyer: Credit Suisse believes that the universe of potential buyers primarily consists of alternative asset managers, not banks or other regulated financial institutions    Current Project Osprey construct involves Texas Teachers’ Retirement System as the buyer of the majority of the balance sheet as an LP-style investor—Texas Teachers’ has made an oral indication of interest to acquire the loan assets as a fund investor: preliminary indications have implied a 99% loan value with a 1.00% total fee per annum—GSO, acting as agent for Texas Teachers’, to be named manager of newly-formed fund with NewStar as sub-advisor; each party to receive 0.50% fee per annum—First Eagle Investment Management, Eaton Vance, and Assured Guaranty have orally expressed interest in the asset management platform    Each potential strategic path has distinct workstreams and timing but CS believes that generally speaking, they could be completed in 6-9 months Confidential / Draft 1 © Credit Suisse AG and/or its affiliates

Preliminary assessment of NEWS standalone Confidential / Draft 2

Total shareholder return



40%
20%
0%
(20%)
(40%)
(60%)
40.3%
28.3%
(16.1%)
4/11/14
11/14/14
6/23/15
1/28/16
9/2/16
4/11/17
NEWS
External BDCs >$250mm(1)
Internal BDCs >$250mm(2)

Source: FactSet, company filings and press releases.
Note: Market data as of 4/11/2017.
(1) External BDCs with market cap greater than $250mm include ARCC, PSEC, FSIC, AINV, TSLX, GBDC, NMFC, SLRC, TCPC, GSBD, FSC, PNNT, BKCC, PFLT, MCC, FDUS, TICC, TCRD, SUNS, GAIN, MRCC and WHF.
(2) Internal BDCs with market cap greater than $250mm include MAIN, HTGC, TCAP and NEWT.

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Historical P / TBV



1.50x
1.25x
1.00x
0.75x
0.50x
0.25x
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
0.73x
NEWS
11/4/2014: Announces strategic relationship & investment with GSO & Franklin Square consisting of $300mm of sub notes and 12 million warrants exercisable at $12.62
3/26/2015: Announces repurchase of 1 million common shares
4/15/2015: Fitch assigns BB- long-term rating to NewStar with a stable outlook
4/17/2015: Prices $300mm of 7.25% senior notes
11/9/2015: Prices $80mm of 7.25% senior notes
3/31/2016: Sterling National Bank acquires NewStar's ABL subsidiary for $112 million in cash, at a ~6% premium of gross loan receivables
12/1/2016: Radius Bank buys NewStar's equipment finance business for $140mm, representing a ~5% premium to net investment in receivables
2/14/2017: Declares first quarterly dividend of $0.02 per common share
12/3/2014: Closes $200mm initial GSO investment
10/7/2015: Completes acquisition of Boston-based alternative asset manager Feingold O'Keeffe Capital; authorizes new $5mm share repurchase plan
2/11/2016: Expands share repurchase plan
12/9/2016: Board authorizes $30mm share buyback program

($ in millions)	Q4 13	Q1 14	Q2 14	Q3 14	Q4 14	Q1 15	Q2 15	Q3 15	Q4 15	Q1 16	Q2 16	Q3 16	Q4 16
Pre-tax ROAE	6.8%	6.8%	NM	5.6%	1.4%	2.7%	5.2%	5.5%	4.3%	4.2%	5.4%	8.7%	11.1%
AUM[(1)]	$2,771	$2,574	$2,699	$2,832	$3,761	$3,745	$4,158	$4,604	$6,949	$6,620	$6,583	$6,653	$6,742

Source: FactSet, SNL Financial, company filings.
Note: Market data as of 4/11/17.
(1) Represents approximate totals from company filings loan amounts for Q4'13 to Q3'14.

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Preliminary financial projections summary – standalone

Summary balance sheet metrics ($ in millions)	*Unaudited* FY 2016	*Plan* FY 2017	*Forecast* FY 2018	*Forecast* FY 2019
Net loans	$3,383	$3,129	$2,873	$2,499
Total assets	4,028	3,538	3,364	2,980
Total debt	3,405	2,945	2,752	2,342
Total equity	647	621	622	633
Leverage - GAAP	5.1x	4.6x	4.3x	3.6x
Book value per share	$15.12	$16.54	$17.80	$19.80

Summary income statement metrics				
Net interest income	$89.4	$62.7	$59.4	$73.0
Net income	28.2	24.8	29.8	43.2

Selected metrics				
Pre-tax ROAE	7.4%	6.6%	8.2%	11.7%
After-tax ROAE	4.3	3.9	4.8	6.9
Porfolio yield (excluding cash)	6.46	6.29	6.87	7.30
Charge-offs/gross loans less LHFS	1.00	0.41	0.90	0.57
Ending period AUM	$6,750	$7,550	$8,444	$9,193
Total origination volume	1,857	2,854	3,171	3,391

Source: Company management.

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Project Osprey overview Confidential / Draft 6

Illustrative building blocks of value

- Management's projected Q2'17E TBVPS of $14.83 compares to $11.52 per share of net proceeds from loan sales, tangible assets at the manager, and unrestricted cash [(1)]
- Over the past year, the public market has implied a negligible value for the asset manager / franchise value: any value received for asset management platform, control, or potential upside (e.g., value of tax assets) is incremental to current price



$10.83
$11.37
$14.83
$4.53
$4.53
$9.23
$4.70
A
$11.52
$2.29
B
Current market value
52-week high
Tangible book value as of Q2'17E
Unrestricted cash
Net proceeds from sale of loans to fund
Net proceeds from investment assets at manager
Franchise value of AM / premium for control / potential upside
Value on balance sheet
Sale proceeds
Illustrative potential asset manager valuation

Memo:
($ in millions)

	Tangible book value as of Q2'17E	Unrestricted cash	Net proceeds from sale of loans to fund	Net proceeds from investment assets at manager
Total assets	$4,129.8	$193.8	$1,596.8	$163.9
Implied asset valuation	100.0%	100.0%	95.6%	84.9%
NBV	$634.8	$193.8	(A) $201.3	(B) $98.1

Source: Company projections, SNL Financial.
Note: All per share values calculated using 42.8mm basic shares & restricted stock units outstanding per Company projections.
(1) Projected TBVPS calculated using Q2'17E equity, excluding goodwill & intangible assets as of 12/31/2016, divided by 42.8mm basic shares outstanding per Company projections.

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Preliminary sources & uses

Asset sale into fund

($ in millions, except for per share amounts)

Sources

	Q2'17E Gross carrying value	Sale level	Price
Transfer of restricted cash	$73.7	100.0%	$73.7
Loan sales: [1][2]			
LHFS to funds	$525.1	99.0%	$519.8
Other loans held at par to fund	271.2	99.0%	268.5
Unencumbered impaired loans	34.5	93.4%	32.2
Unencumbered NPAs	110.8	74.3%	82.3
Loans from 2012-2 redemption	199.3	99.0%	197.3
Loan sale proceeds	**$1,140.9**	**96.4%**	**$1,100.2**
Sale of MM CLO interests [3]	$313.6	94.0%	$294.9
Sale of retained BSL CLO interests	19.1	89.7%	17.2
CLO sale proceeds	**$332.8**	**93.8%**	**$312.1**
Sale of REO	$15.6	75.0%	$11.7
Sale of rights & warrants	10.0	50.0%	5.0
Sale of other related assets	23.9	100.0%	23.9
Other sale proceeds	**$49.5**	**82.0%**	**$40.6**
Total sources	**$1,596.8**	**95.6%**	**$1,526.5**

Uses

	Q2'17E
Repay funding debt:	
Warehouse lines	$416.2
NS 2012-2 CLO notes	157.0
Total repayment of funding debt	**$573.2**
Repay non-funding debt:	
Senior notes	$380.0
Optional prepayment fee	13.8
Subordinated notes	300.0
Optional prepayment fee	9.0
Total repayment of corporate debt	**$702.8**
Settle or net liabilities	39.3
Transaction costs	10.0
(A) Cash on balance sheet	201.3
Total uses	**$1,526.5**

Source: Company projections.
(1) Performing loans shown at levels reflecting 99% of par.
(2) Impaired and non-accruing loans are shown at levels reflecting book value, net of charge-offs and specific reserves.
(3) CLO interests shown at net asset values calculated as the difference between the sum of restricted cash and loans valued at 99% of par amounts less outstanding debt.

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Illustrative value per share sensitivity analysis     Loan sale sensitivity analysis ($ in millions, except per share amounts) Sale price of performing loan portfolio (vs. carrying value) (1) 98.0%98.5%99.0%99.5%100.0% Gross price paid for loans$1,516.6$1,521.5$1,526.5$1,531.5$1,536.5 (-) Net liabilities(1,325.3)(1,325.3)(1,325.3)(1,325.3)(1,325.3) Net proceeds$191.3$196.3$201.3$206.2$211.2 Basic shares outstanding42.842.842.842.842.8 ANet proceeds per share$4.47$4.58$4.70$4.82$4.93 Current Project Osprey construct Source: Company projections. Note: All per share values calculated using 42.8mm basic shares & restricted stock units outstanding per Company projections. Confidential / Draft (1) Values unencumbered NPAs at 74.3%, unencumbered impaired loans at 93.4%, CLO interests at 93.8%, and other sold assets at 100.0%, per Company projections. 9 © Credit Suisse AG and/or its affiliates

Preliminary sources & uses

Asset sale to Investment Manager

($ in millions, except for per share amounts)

Sources

	Q2'17E Gross carrying value	Valuation	Value
Sale of CLO risk retention interests	$133.9	95.3%	$127.7
Sale of other related assets			
Equity co-investments	$6.0	100.0%	$6.0
Goodwill	17.9	0.0%	–
Other	6.1	88.9%	5.4
Other asset sale proceeds	**$29.9**		**$11.4**
Total sources	**$163.9**	**84.9%**	**$139.1**

Uses

	Q2'17E
Assume repurchase agreements	$31.6
Settle accrued bonuses	9.4
(B) Cash on balance sheet	98.1
Total uses	**$139.1**

Source: Company projections.

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Preliminary asset manager financial projections summary

Based on Project Osprey asset sale

($ in millions)	2017 Q3	2017 Q4	2018	2019	2020	2021	2022
(A) Net interest income	$4.7	$4.0	$20.2	$25.3	$25.6	$24.5	$23.4
(B) Fund management fee	3.8	3.7	14.2	13.1	11.3	9.0	6.3
(C) Other asset management fees	4.4	4.9	27.2	34.1	46.5	59.6	67.7
Other fee income	2.1	2.1	10.7	12.8	15.0	17.2	17.2
Total revenues	**$15.0**	**$14.8**	**$72.3**	**$85.4**	**$98.4**	**$110.2**	**$114.7**
Operating Expenses	$10.4	$10.5	$40.9	$42.2	$43.8	$45.5	$47.2
Income Before Income Taxes	$4.7	$4.3	$31.4	$43.2	$54.6	$64.8	$67.5
(D) Tax (Expense)/Benefit	–	–	–	–	–	–	–
Net Income	**$4.7**	**$4.3**	**$31.4**	**$43.2**	**$54.6**	**$64.8**	**$67.5**
Net income	$4.7	$4.3	$31.4	$43.2	$54.6	$64.8	$67.5
(-) Net interest income	(4.7)	(4.0)	(20.2)	(25.3)	(25.6)	(24.5)	(23.4)
Asset management net earnings	**($0.1)**	**$0.2**	**$11.2**	**$17.9**	**$29.0**	**$40.3**	**$44.1**
Selected metrics:							
Asset management fees / revenue	54.4%	58.2%	57.3%	55.3%	58.7%	62.2%	64.6%
Operating expenses / revenue	69.1%	70.9%	56.6%	49.4%	44.5%	41.3%	41.1%
Net income margin	30.9%	29.1%	43.4%	50.6%	55.5%	58.7%	58.9%
Fee-earning AUM ($bn)		$6.9	$8.2	$9.2	$10.1	$10.6	$11.2

Notes

- (A) Represents income generated from and investments on-balance sheet: loans held for sale, and risk retention notes
- (B) 50bps fee on loans sold into a fund in Phase 1 of Osprey (1.00% total fee, shared with GSO)
- (C) 45bps-100bps fees on CLOs, separately managed accounts, and other mixed funds
- (D) Assumes 0% tax rate

Source: Company projections.

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Illustrative asset manager implied multiples

($ in millions, except per share amounts)	Data	Current $10.83	Illustrative NewStar price per share $12.00	$12.75	$13.50	$14.25	$15.00
Illustrative analysis at various prices							
Premium / (discount) to							
Current (4/11/17)	$10.83	–	*10.8%*	*17.7%*	*24.7%*	*31.6%*	*38.5%*
52-week high (8/31/16)	11.37	*(4.7%)*	*5.5%*	*12.1%*	*18.7%*	*25.3%*	*31.9%*
3-month average	9.85	*9.9%*	*21.8%*	*29.4%*	*37.0%*	*44.6%*	*52.2%*
Fully diluted shares [1]		42.902	42.935	43.076	43.752	44.356	44.901
Implied NEWS equity value		**$465**	**$515**	**$549**	**$591**	**$632**	**$674**
Price / TBV	Data						
TBV (12/31/16) – Basic	$629	0.74x	0.82x	0.87x	0.92x	0.97x	1.02x
TBV (12/31/16) – Diluted	629	0.74	0.82	0.87	0.94	1.00	1.07
TBV (6/30/17E) – Basic	$635	0.73x	0.81x	0.86x	0.91x	0.96x	1.01x
TBV (6/30/17E) – Diluted	635	0.73	0.81	0.87	0.93	1.00	1.06
Price / EPS							
CY2017E	$0.78	13.9x	15.4x	16.3x	17.3x	18.3x	19.2x
CY2018E	0.93	11.6	12.9	13.7	14.5	15.3	16.1
Illustrative asset manager implied multiples at various prices							
Implied NEWS equity value		**$465**	**$515**	**$549**	**$591**	**$632**	**$674**
(–) Unrestricted net cash (6/30/17E)		(194)	(194)	(194)	(194)	(194)	(194)
(–) Net asset value of portfolio loans sold (6/30/17E) [2]		(201)	(201)	(201)	(201)	(201)	(201)
(–) Net asset value of asset manager assets sold (6/30/17E) [3]		(98)	(98)	(98)	(98)	(98)	(98)
Implied asset manager adjusted equity value [4]		**($28)**	**$22**	**$56**	**$98**	**$139**	**$180**
Implied asset manager equity value per share [1]		**($0.66)**	**$0.52**	**$1.30**	**$2.23**	**$3.13**	**$4.02**
Price / Earnings [4][5][6]							
CY2018E	$11	NM	2.0x	5.0x	8.7x	12.4x	16.2x
CY2019E	18	NM	1.2x	3.1x	5.4x	7.8x	10.1x

Source: Company management, Factset research systems, Company public filings and I/B/E/S consensus estimates.
Note: Market data as of 4/11/17. Balance sheet data as of 6/30/17E per NEWS management estimates.
(1) Based on basic shares outstanding of 42.8mm (including restricted stock) plus dilution from in-the-money options and warrants outstanding assuming treasury stock method.
(2) Based on sale of loan portfolio of $1,597mm as of 6/30/17E at blended sale price of ~96% less funding and non-funding debt per NEWS management estimates, for illustrative purposes.
(3) Based on sale of assets of $164mm at blended sale price of ~85% less Repo debt and accrued bonuses of $32mm and $9mm, respectively as of 6/30/17E.
(4) Adjusted to exclude the net asset value of balance sheet loans of the asset manager and the associated net interest margin as appropriate.
(5) Assumes asset manager is unlevered per NEWS management guidance.
(6) Assumes asset manager is not a tax-payer per NEWS management guidance.

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Preliminary credit manager benchmarking

Selected operating metrics

($ in millions unless otherwise noted)

	NewStar Financial RemainCo (1) 2017E	NewStar Financial RemainCo (1) 2018E	Fifth Street	Medley
AuM	**2017E**	**2018E**		
AuM	$7,188	$8,512	$4,713	$5,335
Fee-earning AuM (%)	96.5%	96.8%	77.9%	59.8%

Historical AuM ($bn)

2013 - 2016


CAGR: 18.4%
$7.2
$8.5
2017E
2018E


CAGR: 8.5%
$4.4
$6.3
$5.3
$5.6
2013
2014
2015
2016


CAGR: 32.7%
$2.3
$3.7
$4.8
$5.3
2013
2014
2015
2016

Historical management fees

2013 - 2016


CAGR: 34.9%
$31
$41
2017E
2018E


CAGR: 2.6%
$68
$92
$88
$74
2013
2014
2015
2016


CAGR: 12.2%
$46
$66
$76
$66
2013
2014
2015
2016

AuM by vehicle

2016 (2)


15%
1%
32%
8%
12%
32%
CLOs
Funds
Co-mingled funds
Separate accounts
Middle market CLOs
Other liquid credit strategies


15%
1%
2%
82%
BDCs
Hedge Fund
CLOs
Funds


53%
47%
BDCs
Funds

	NewStar Financial RemainCo (1) 2017E	NewStar Financial RemainCo (1) 2018E	Fifth Street	Medley
Growth and profitability	**2017E**	**2018E**		
Revenue	$60	$72	$104	$68
EBITDA	0	11	16	21
'14 - '16 Revenue CAGR	21.2%		0.6%	(24.1%)
'16 - '18 Earnings CAGR	251.1%		(2.3%)	13.9%
EBITDA margin	0.5%	15.4%	15.1%	31.1%
Operating metrics (LTM)	**2017E**	**2018E**		
% AuM in permanent / long-dated capital (3)	–	–	82.0%	47.4%
Comp and benefits as % of mgmt. fees	103.9%	79.0%	57.0%	42.0%
Employees	69		50	85
Valuation				
Market Cap	NA		$224	$229
Publishing analysts	2		1	5
2017E P/E	NA		9.7x	12.1x
2018E P/E	NA		10.6	11.2

Source: Company filings, company website.
Note: Market data as of 4/11/17.
(1) Growth metrics represent growth from 2017E to 2018E. Employee and publishing analyst numbers as of 2016FY.
(2) NewStar Financial RemainCo metric as of 2018E.
(3) Represents permanent and 7-year plus lockup AuM.

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Appendix Confidential / Draft 14

Preliminary selected public-traded asset managers

($ in millions)

Name	Market cap as of 4/11/17	Enterprise value	AuM	Share price	% of 52 week High	% of 52 week Low	EV / AuM %	EV / Rev. 2017E	EV / EBITDA 2017E	EV / EBITDA 2018E	P / E 2017E	P / E 2018E	Cash P / E 2017E	Cash P / E 2018E	Div. yield 2017E	Debt / LTM EBITDA
Traditional																
BlackRock	$62,312	$61,658	$5,147,852	$384.05	96.1%	120.9%	1.2%	5.2x	11.4x	10.7x	17.9x	15.8x	17.5x	15.6x	2.6%	1.0x
Franklin Resources	23,184	16,784	720,000	41.01	92.5	134.2	2.3	2.7	7.3	7.3	15.0	15.0	14.8	14.7	1.9	0.8
T. Rowe Price Group	17,037	15,832	810,800	69.99	88.6	111.1	2.0	3.5	7.7	7.8	14.3	13.6	14.3	13.6	3.3	–
Invesco	12,442	16,878	812,900	30.81	92.1	133.9	2.1	4.8	11.4	10.9	12.7	11.3	12.7	11.3	3.8	4.2
Affiliated Managers Group	9,221	10,900	688,700	162.62	90.4	124.6	1.6	4.7	10.2	9.3	11.0	9.8	11.0	9.8	0.4	2.2
Alliance Bernstein	6,010	5,866	480,200	22.35	89.0	107.7	1.2	1.9	8.3	8.2	11.3	10.7	11.3	10.7	8.6	1.6
Eaton Vance	4,957	5,107	336,380	43.66	91.3	132.4	1.5	3.4	9.6	NA	17.3	15.0	17.3	15.0	2.6	1.2
Legg Mason	3,565	5,096	710,400	36.58	93.8	132.8	0.7	1.8	8.4	7.8	24.7	10.8	9.4	7.9	2.4	5.0
Federated Investors	2,684	2,574	365,908	26.39	79.7	107.6	0.7	2.2	7.7	7.7	13.5	12.7	13.4	12.7	3.9	0.5
NorthStar	2,426	2,809	39,311	12.84	79.8	132.4	7.1	5.9	NA	NA	8.9	7.6	8.9	7.6	8.7	4.0
Janus Capital Group	2,418	2,029	196,800	13.12	78.9	109.7	1.0	1.9	6.1	5.7	14.2	13.0	14.2	13.0	3.6	1.4
Artisan Partners	2,037	2,080	96,845	26.95	77.0	110.1	2.1	2.8	7.7	7.3	12.8	12.2	12.8	12.2	9.8	0.7
Cohen & Steers	1,810	1,571	57,198	39.11	89.2	117.9	2.7	4.3	10.6	9.7	20.3	18.2	20.3	18.2	3.3	–
Old Mutual Asset Management	1,724	2,014	240,400	15.03	96.8	124.2	0.8	2.5	8.0	7.3	10.4	9.2	10.1	9.0	2.2	1.9
Waddell & Reed Financial	1,406	1,040	80,521	16.68	70.7	111.1	1.3	1.0	4.3	4.6	10.6	11.7	9.9	10.8	10.3	0.7
WisdomTree Investments	1,171	1,078	41,257	8.57	64.3	107.1	2.6	4.8	17.3	12.7	37.1	25.3	34.9	24.3	3.7	–
GAMCO Investors	817	1,011	39,684	28.53	68.5	102.4	2.5	NA	6.4	NA	10.4	NA	10.4	NA	NA	1.2
Virtus Investment Partners	738	746	45,366	108.20	84.5	162.2	1.6	2.0	7.5	5.7	14.1	10.9	13.8	10.8	1.7	1.4
Pzena Investment Management	692	649	30,000	10.10	85.2	143.1	2.2	5.1	9.8	8.5	17.4	15.1	17.4	15.1	3.7	–
Manning & Napier	468	345	31,683	5.75	55.6	110.6	1.1	1.7	4.8	5.2	10.4	11.3	10.4	11.3	9.7	–
Hamilton Lane	250	250	40,000	18.30	93.1	105.7	0.6	1.3	2.9	2.4	18.3	15.3	18.3	15.3	3.2	3.4
Medley Management Corp	229	281	5,335	7.85	73.7	153.5	5.3	3.4	6.0	5.8	12.1	11.2	12.1	11.2	10.2	2.6
Fifth Street Asset Management	224	335	4,713	4.50	53.3	140.6	7.1	4.1	NA	NA	9.7	10.6	9.7	10.6	11.1	4.5
High							**7.1%**	**5.9x**	**17.3x**	**12.7x**	**37.1x**	**25.3x**	**34.9x**	**24.3x**	**11.1%**	**5.0x**
Median							**1.6**	**3.1**	**7.7**	**7.7**	**13.5**	**12.0**	**12.8**	**11.8**	**3.6**	**1.2**
Mean							**2.2**	**3.2**	**8.2**	**7.6**	**15.0**	**13.0**	**14.1**	**12.8**	**5.0**	**1.7**
Low							**0.6**	**1.0**	**2.9**	**2.4**	**8.9**	**7.6**	**8.9**	**7.6**	**0.4**	**–**
Alternative																
The Blackstone Group	$34,861	$33,024	$366,553	$29.24	92.3%	130.2%	9.0%	5.0x	8.9x	8.0x	10.4x	9.2x	10.9x	10.8x	7.8%	–
KKR & Co.	15,006	13,355	129,556	17.88	96.5	153.7	10.3	11.4	6.4	5.5	8.8	7.5	20.6	19.6	3.8	1.1%
Apollo Global Management	10,359	10,856	191,668	25.70	99.6	180.4	5.7	5.2	9.7	8.1	11.1	9.4	16.0	11.9	5.8	2.1
Oaktree Capital Group	7,225	6,652	100,504	46.75	94.2	126.5	6.6	4.9	11.3	9.1	15.2	11.4	14.9	10.7	5.6	0.8
The Carlyle Group	5,349	5,944	157,607	16.20	90.2	112.9	3.8	2.6	7.8	6.3	9.4	7.3	8.1	7.1	9.4	1.7
Fortress Investment Group	3,086	2,872	69,627	7.97	99.0	188.4	4.1	2.8	6.8	6.5	9.6	9.6	9.6	9.6	7.7	0.5
Ares Management	1,570	1,533	95,259	19.35	83.2	160.2	1.6	2.0	3.1	2.8	NA	9.6	14.6	14.1	6.3	0.9
Och-Ziff Capital	1,086	1,333	37,880	2.25	47.1	104.7	3.5	1.7	4.5	4.8	6.0	6.2	8.4	7.4	9.7	NM
High							**10.3%**	**11.4x**	**11.3x**	**9.1x**	**15.2x**	**11.4x**	**20.6x**	**19.6x**	**9.7%**	**2.1x**
Median							**4.9**	**3.8**	**7.3**	**6.4**	**9.6**	**9.3**	**12.7**	**10.8**	**7.0**	**0.9**
Mean							**5.6**	**4.4**	**7.3**	**6.4**	**10.1**	**8.8**	**12.9**	**11.4**	**7.0**	**1.0**
Low							**1.6**	**1.7**	**3.1**	**2.8**	**6.0**	**6.2**	**8.1**	**7.1**	**3.8**	**–**

Source: SNL Financial, FactSet.
Note: Market data as of 4/11/17.

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Preliminary selected precedent asset management transactions

($ in millions)

Date	Acquiror	/	Target	Notes	Assets under management	% acquired	Enterprise value	Enterprise value/ AUM	Revenue LTM	Revenue Run Rate	Revenue Last Year	EBITDA LTM	EBITDA Run Rate	EBITDA Last Year
01/31/2017	BC Investment Management Corp.	/	Hayfin Capital Management LLP		$8,800	Majority	$268	3.1%		NA			NA	
08/19/2016	F.A.B. Partners	/	CIFC LLC	(1)	14,000	100%	333	2.4%	3.4x			7.5x		
03/30/2016	State Street Global Advisors	/	GE Asset Management		110,000	100%	485	0.4%		1.7x			NA	
01/22/2016	Legg Mason	/	Clarion		40,000	83%	705	1.8%	NA			10.1x		
11/05/2015	Conning Holding Corp.	/	Octagon Credit Investors		12,800	82%	214	1.7%		NA			NA	
10/08/2015	TA Associates & Reverence Capital Partners	/	Russell Investments	(2)	266,000	100%	1,150	0.4%		NA			6.5x	
07/23/2015	Ares Management LP	/	Kayne Anderson Capital Advisors	(3)	26,000	100%	2,550	9.8%	8.3x			12.6x		
07/20/2015	Blackstone, Corsair Capital and private investors	/	First Eagle Investment Management		100,000	Majority	4,000	4.0%	NA			NA		
06/15/2015	Sun Life Financial	/	Bentall Kennedy Group		21,888	100%	454	2.1%		NA			10.0x	
02/19/2015	Natixis Global Asset Management	/	DNCA Finance		16,630	71%	878	5.3%	NA			NA		
11/20/2014	Kelso & Co. and Estancia Capital Mgmt.	/	American Beacon Advisors, Inc.		57,200	100%	600	1.0%	NA			NA		
11/04/2014	Colony Financial	/	Colony Capital LLC	(4)	19,000	100%	658	3.5%	5.1x			19.7x		
07/14/2014	BTG Pactual	/	BSI SA		100,280	100%	1,683	1.7%	NA			7.6x		
06/26/2014	London Stock Exchange	/	Russell Investments	(5)	256,000	100%	2,700	1.1%			1.7x			11.4x
04/14/2014	TIAA-CREF	/	Nuveen Investments		221,000	100%	6,250	2.8%	NA			12.7x		
03/26/2014	Standard Life Investments	/	Ignis Asset Management		97,731	100%	646	0.7%	2.6x			7.5x		
01/27/2014	BMO Financial Group	/	F&C Asset Management		136,068	100%	1,413	1.0%	3.4x			9.5x		
11/18/2013	Aberdeen	/	Scottish Widows	(6)	219,130	100%	1,047	0.5%		2.8x			NA	
09/24/2013	New York Life Insurance	/	Dexia Asset Management		99,845	100%	513	0.5%	2.4x			NA		
05/30/2013	Warburg Pincus and General Atlantic	/	Santander Asset Management		198,428	50%	2,672	1.3%		NA			9.0x	
02/19/2013	ORIX Corp	/	Robeco		244,424	90%	2,077	0.8%	2.6x			5.0x		
12/06/2012	TD Bank Group	/	Epoch Investment Partners		24,173	100%	633	2.6%	6.3x			12.5x		
08/08/2012	Carlyle Group	/	TCW Group Inc		130,000	60%	700	0.5%	NA			NA		
04/18/2012	Affiliated Managers Group	/	Yacktman Asset Management		16,800	59%	539	3.2%	NA			NA		
11/14/2011	Nuveen Investments	/	Gresham Investment Management	(7)	13,700	60%	500	3.6%	4.4x			6.0x		
01/12/2011	Henderson Group Plc	/	Gartmore Group Limited		25,901	100%	604	2.3%	1.4x			7.0x		
10/18/2010	Royal Bank of Canada	/	BlueBay Asset Management plc		40,000	100%	1,389	3.5%	5.7x			16.9x		
05/17/2010	Man Group plc	/	GLG Partners, Inc.		23,700	100%	1,722	7.3%	5.7x			NM		
02/10/2010	Affiliated Managers Group, Inc.	/	Pantheon Ventures	(8)	22,000	100%	1,000	4.5%	NA			NA		
						High		9.8%	8.3x			19.7x		
						Mean		2.5%	4.3x			10.4x		
						Median		2.1%	3.9x			9.5x		
						Low		0.4%	1.4x			5.0x		

Source: Company filings.
(1) Revenue and EBITDA multiples based on ENI revenue and ENI EBITDA.
(2) Enterprise value includes upfront payment of $1.0bn plus contingent consideration of $150mm . Excluding the contingent payments, the implied EV / EBITDA multiple is 5.6x.
(3) Transaction withdrawn.
(4) Enterprise value includes upfront payment of $547.5mm plus contingent consideration of $110.2mm. Excluding the contingent payments, the implied EV / EBITDA multiple is 16.4x.
(5) EV / Revenue multiple based on Russel Investments 2013 Total Gross Revenue, which excludes distribution fees, client fees, commission rebates and discounts, agency fees and certain other items.
(6) Enterprise value includes upfront payment of £550mm plus contingent consideration of £100mm. Excluding the contingent payments, the implied EV / Revenue multiple is 2.4x.
(7) EV / Revenue multiple based on Gartmore 2010 Total Revenue, which excludes fee and commission expenses.
(8) Enterprise value includes upfront payment of $775mm plus contingent consideration of $225mm.

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Project Osprey: preliminary financial impact of transaction

($ in millions)	Q2'17E	Pro forma asset manager
(A) Total cash	$305	–
(B) Net loans	3,707	183
(C) Other assets	118	30
Total assets	**$4,130**	**$213**
(D) Gross repo debt	$73	$32
Net warehouse debt	370	–
Net securitized debt	2,366	–
Net corporate debt	375	(0)
Subdebt	245	(0)
Other liabilities	49	–
Total liabilities	**$3,477**	**$32**
Total equity	**$653**	**$181**
Total liabilities & equity	**$4,130**	**$213**
BVPS	**$15.26**	**$4.24**
TBVPS	**14.83**	**4.24**

Notes

(A) Excess cash remaining after sale of loans and repayment of debt assumed to be paid to shareholders via special dividend
Restricted cash associated with debt paid off / transferred to fund

(B) Loans sold into new fund
Reclassification of risk retention notes currently held in Loans Held for Investment, excluded from portfolio sold

(C) Includes write-off of DTA for simplification purposes; value of tax assets TBD

(D) ~$32mm repurchase agreements remain in place to fund risk retention assets kept on balance sheet at Asset Manager

Source: Company projections.

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Project Osprey: preliminary asset manager projections

AUM overview

Assets under Management

($ in millions)


$7,188
$91
$658
$2,007
$1,425
$3,008
$8,512
$141
$1,550
$2,679
$1,360
$2,783
$9,490
$166
$2,900
$2,794
$1,140
$2,490
$10,351
$191
$4,210
$2,969
$925
$2,056
$10,851
$216
$5,409
$3,035
$648
$1,543
$11,446
$241
$6,445
$3,246
$455
$1,059
2017
2018
2019
2020
2021
2022
Osprey fund
MM CLOs
BSL CLOs
Alternative funds
Risk retention

Investment activity

($ in millions)


$1,942
$609
$608
$50
$675
$2,284
$721
$408
$281
$875
$2,638
$533
$219
$537
$1,350
$2,754
$323
$152
$828
$1,450
$2,758
$161
$1,047
$1,550
$2,823
$19
$1,154
$1,650
2017
2018
2019
2020
2021
2022
New fund raising
Alternative fund reinvestment
Legacy Middle Market CLO reinvestment
Middle Market origination for loan buyer

Source: Company projections.

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Wall Street    equity research analyst coverage TargetEPS BrokerDateRatingPrice ($)‘17E’18E Janney Montgomery Scott2/14/2017Strong Buy$13.00$0.79NA Keefe, Bruyette & Woods11/2/2016Hold11.000.770.93 IBES Mean$12.00$0.78$0.93 IBES Median12.000.780.93 Implied upside to current price (median)10.8% Source: FactSet. Note: Market data as of 4/11/2017.Confidential / Draft 19 © Credit Suisse AG and/or its affiliates

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